UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Praxis Funds

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	See below (IRS Employer Identification No.)
1110 North Main Street Goshen, IN 46528 (Address of Principal Executive Offices, Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of exchange on which each class is to be registered	I.R.S. Employer Identification Number
Praxis Impact Large Cap Value ETF	NYSE Arca, Inc.	33-1759740
Praxis Impact Large Cap Growth ETF	NYSE Arca, Inc.	33-1759735

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates: 033-69724

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered

A description of the shares is set forth in Post-Effective Amendment No. 66 to the Registrant’s Registration Statement on Form N-1A (the “Registration Statement”) (File Nos. 033-69724; 811-08056), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001398344-25-003369 on February 25, 2025, which description is incorporated herein by reference. Any amendment or form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the shares is hereby also incorporated herein by reference.

Item 2.	Exhibits

A	Certificate of Trust of the Praxis Funds (the “Registrant” or the “Trust”), dated February 18, 2025, as filed with the State of Delaware on February 25, 2025, is incorporated herein by reference to Exhibit (a)(5) to the Registrant’s Registration Statement on Form N-1A (File Nos. 033-69724; 811-08056), as filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 25, 2025.

B	Second Amended and Restated Declaration of Trust of the Registrant, dated November 15, 2024, is incorporated herein by reference to Exhibit (a)(6) to the Registrant’s Registration Statement on Form N-1A (File Nos. 033-69724; 811-08056), as filed with the SEC on February 25, 2025.

C	By-Laws of the Registrant effective as of May 11, 2017, were filed in Post-Effective Amendment No. 52 to the Registration Statement on April 30, 2018 and incorporated by reference herein to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 033-69724; 811-08056), as filed with the SEC via EDGAR (Accession No. 0001398344-25-003369) on February 25, 2025.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 2, 2025	Praxis Funds

	By:	/s/ Trent Statczar
Trent Statczar
Principal Financial Officer